                                                                   EXHIBIT 10.9

                               STANDBY COMMITMENT


              This STANDBY COMMITMENT (this "Agreement") is made as of this 25th day of October, 1996, by and among Proactive Partners, L.P., a California limited partnership (the "Stockholder"); NDE Environmental Corporation, a Delaware corporation (the "Borrower"); Banc One Capital Partners, L.P., a Ohio limited partnership ("BOCP"); and Bank One, Texas, N.A., a national banking association ("BOT"; BOCP and BOT, collectively, the "Lenders").

              WHEREAS, BOT, the Borrower, and certain of the Borrower's subsidiaries have entered into that certain Loan Agreement dated as of the date hereof (the "Loan Agreement") whereby BOT has agreed to make certain loans and other financial accommodations available to the Borrower upon the terms and conditions therein contained, such loans and accommodations to be evidenced by a Revolving Note and a Term Note dated as of the date hereof (the "BOT Notes");

              WHEREAS, BOCP, the Borrower, and certain of the Borrower's subsidiaries have entered into that certain Note and Warrant Purchase Agreement dated as of the date hereof (the "Note Purchase Agreement"; the Loan Agreement and the Note Purchase Agreement, collectively, the "Credit Agreements") whereby BOCP has agreed to make certain loans and other financial accommodations available to the Borrower upon the terms and conditions therein contained, such loans and accommodations to be evidenced by a Senior Subordinate Note dated as of the date hereof (the "BOCP Note"; the BOT Notes and the BOCP Note, collectively, the "Notes");

              WHEREAS, the Borrower, BOCP and BOT have entered into security agreements of even date herewith (the "Security Agreements");

              WHEREAS, after the consummation of the transactions contemplated by the Credit Agreements the Stockholder will be the owner of approximately 32.7% of the issued and outstanding shares of Common Stock of the Borrower (assuming that all shares of common stock of Borrower issuable pursuant to Warrants under the Warrant Certificate, dated the date hereof, issued to BOCP by the Borrower were outstanding);

              WHEREAS, as the owner of such percentage of the issued and outstanding Common Stock of the Borrower, the Stockholder will benefit by the making of the loans and other financial accommodations available to the Borrower pursuant to the terms and conditions of the Credit Agreements;

              WHEREAS, the Stockholder wishes to grant further assurance to the Lenders regarding the ability of the Borrower to pay its Obligations under the Credit Agreements, and to that effect the Stockholder agrees to perform the terms of this Agreement; and

              WHEREAS, the execution of this Agreement is a condition precedent to the Lenders' obligation to fund any loans under the Credit Agreements;

              NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the loans to the Borrower under the Credit Agreements and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

              1.     Stockholder's Contribution to Borrower.

                     (a) The Stockholder hereby agrees that if a timely payment is not made on any of the Notes as required by either of the Credit Agreements or any of the Notes, the Stockholder will, at the direction of either BOCP or BOT, invest One Million Dollars ($1,000,000) in the Borrower by executing and delivering to the Borrower an unsecured subordinate note (the "Subordinate Note") substantially in the form and substance of Exhibit A attached hereto.

                     (b) The Borrower agrees to use any loan made available to it under paragraph (a) to repay principal and interest on the Notes; provided, the BOCP Note shall be subordinate to the BOT Notes, as provided for in the Intercreditor Agreement between BOT and BOCP, dated as of even date herewith.

              2. Representations and Warranties. The Stockholder represents and warrants to the Lenders that:

                     (a) The Stockholder is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California. The Stockholder is qualified to transact business in, and is in good standing under the laws of, all jurisdictions in which the Stockholder is required by applicable law to maintain such qualification, except where the failure to so qualify would not have a material adverse effect on the Stockholder;

                     (b) The Stockholder has full power, authority and legal right to execute this Agreement;

                     (c) This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms;

                     (d) No consent, approval or authorization of or designation or filing with any Person on the part of the Stockholder is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                     (e) The execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the Stockholder's partnership agreement (as amended and supplemented, the "Partnership Agreement"),





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
or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Stockholder is a party or which purports to be binding upon the Stockholder or upon any of its assets;

                     (f) The Stockholder will at all times during the term of this Agreement possess, or have unrestricted access to, sources of cash sufficient to carry out its obligations hereunder; and

                     (g) After giving effect to the transactions contemplated by the Credit Agreements, the Stockholder will be the beneficial owner of record of approximately 32.7% of the issued and outstanding Common Stock of the Borrower (assuming that all shares of common stock of Borrower issuable pursuant to Warrants under the Warrant Certificate, dated the date hereof, issued to BOCP by the Borrower were outstanding).

              3. Termination. This Agreement shall terminate upon the payment in full of the Notes.

              4. Successors; Applicable Law. This Agreement and all obligations of the parties hereto shall be binding upon the successors and assigns of each of them and shall, together with the rights of the Lenders and the Borrower, inure to the benefit of the Lenders and the Borrower, and their respective successors and assigns. This Agreement shall be governed by, and be construed and interpreted in accordance with, the internal laws (as opposed to conflicts of law provisions) of the State of Ohio.

              5. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

              6. Reliance by Lenders. All covenants, agreements, representations and warranties made herein shall, notwithstanding any investigation by the Lenders, be deemed to be material to and to have been relied upon by the Lenders.

              7. Waiver. The Lenders' failure, at any time or times hereafter, to require strict performance by any party hereto of any provision of this Agreement shall not waive, affect or diminish any right of the Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Lenders of a default under this Agreement shall not suspend, waive or affect any other default under this Agreement whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the parties hereto contained in this Agreement and no default by the parties under this Agreement shall be deemed to have been suspended or waived by the Lenders, unless such suspension or waiver is in writing and signed by an officer of each of BOT and BOCP, and directed to the other parties hereto, specifying such suspension or waiver. This





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Agreement may not be modified or amended, except in a written agreement signed by all of the parties hereto.

              8. Parties. Whenever in this Agreement reference is made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of the parties hereto.

              9. Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

              10. Notices. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall, if sent by United States mail, certified or registered mail, return receipt requested, with proper postage prepaid, be deemed to have been validly served, given or delivered upon receipt by the sender of such notice of a return receipt or upon delivery by courier or upon transmission by telex, telecopy or similar electronic medium to the following addresses:

                     (i)    If to BOCP, at:

                            Banc One Capital Partners, L.P.
                            10 West Broad Street, Suite 400
                            Columbus, Ohio 43215
                            Attention:     _______________________

                     (ii)   If to the Stockholder, at:

                            Proactive Partners, L.P.
                            50 Osgood Place, Penthouse
                            San Francisco, CA 94153
                            Attention:     Charles McGettigan

                     (iii)  If to BOT, at:

                            Bank One, Texas, N.A.
                            910 Travis
                            Houston, Texas 77002
                            Attention:     Charles Kingswell-Smith





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                     (iv)   If to Borrower, at:

                            NDE Environmental Corporation
                            8900 Shoal Creek Bldg. 200
                            Austin, Texas 78757
                            Attention:  Jay Allen Chaffee

or to such other address as each party designates to the other in the manner herein prescribed.

              12. No Fiduciary Relationship. No provision herein or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Lenders to the Stockholder or any partner of the Stockholder.

              13. Definition of Stockholder. After completion of the Stockholder's funding obligations under Section 2, the term "Stockholder" shall include any assignee of the Stockholder.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.


                                   PROACTIVE PARTNERS, L.P.

                                   By:  Proactive Investment Managers, L.P.,
                                          its General Partner

                                        By: /s/ CHARLES C. MCGETTIGAN
                                            ------------------------------------
                                        Name: Charles C. McGettigan
                                              ----------------------------------
                                        Title: General Partner
                                               ---------------------------------

                                   BANC ONE CAPITAL PARTNERS, L.P.

                                   By:   BOCP Corporation, its General Partner

                                        By: /s/ JAMES H. WOLFE
                                            ------------------------------------
                                        Name: James H. Wolfe
                                              ----------------------------------
                                        Title: Authorized Signer
                                               ---------------------------------


                                   BANK ONE, TEXAS, N.A.

                                   By: /s/ CHARLES KINGSWELL-SMITH
                                       -----------------------------------------
                                   Name: Charles Kingswell-Smith
                                         ---------------------------------------
                                   Title: Vice President
                                          --------------------------------------





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

                                   NDE ENVIRONMENTAL CORPORATION

                                   By: /s/ JAY ALLEN CHAFFEE
                                       -----------------------------------------
                                   Name:   Jay Allen Chaffee
                                         ---------------------------------------
                                   Title:  Chairman of the Board
                                          --------------------------------------





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

                                                                     Exhibit "A"

                       PROMISSORY NOTE

        THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE TO: (A) THE PROMISSORY NOTES EXECUTED AND DELIVERED BY NDE ENVIRONMENTAL CORPORATION (THE "BORROWER") TO BANK ONE, TEXAS, N.A. ("BOT"), PURSUANT TO THAT CERTAIN LOAN AGREEMENT DATED AS OF OCTOBER __, 1996, BETWEEN BOT, THE BORROWER, AND CERTAIN OF THE BORROWER'S SUBSIDIARIES; AND (B) THE PROMISSORY NOTE EXECUTED AND DELIVERED BY THE BORROWER AND CERTAIN OF BORROWER'S SUBSIDIARIES TO BANC ONE CAPITAL PARTNERS, L.P., ("BOCP") PURSUANT TO THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT DATED AS OF OCTOBER __, 1996, BETWEEN BOCP, THE BORROWER, AND CERTAIN OF THE BORROWER'S SUBSIDIARIES, IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF OCTOBER __, 1996, BETWEEN BOT AND BOCP, AND NO PAYMENTS SHALL BE MADE ON THIS NOTE OR OF THE INDEBTEDNESS EVIDENCED HEREBY SO LONG AS ANY INDEBTEDNESS OUTSTANDING UNDER THE NOTES AND AGREEMENTS REFERRED TO IN (A) OR (B) PRECEDING SHALL BE OUTSTANDING.

        THIS NOTE SHALL NOT BE SOLD, ASSIGNED, NEGOTIATED OR CONVEYED, BY OPERATION OF LAW OR OTHERWISE, WITHOUT THE EXPRESS WRITTEN CONSENT OF, AND UPON THE TERMS AND CONDITIONS SATISFACTORY TO BOT AND BOCP.

                                                                   $1,000,000.00


                 FOR VALUE RECEIVED, the undersigned, NDE ENVIRONMENTAL CORPORATION, a Delaware corporation (the "Borrower"), subject to the limitations and express subordination above, HEREBY PROMISES TO PAY to the order of PROACTIVE PARTNERS, L.P., a limited partnership organized under the laws of the State of California (the "Payee"), on or before June 30, 2002 (the "Maturity Date"), the principal sum of ONE MILLION and No/100 Dollars ($1,000,000.00) together with interest on the unpaid balance thereof from the date hereof until maturity, at a rate per annum (based on a year of 365 or 366 days, as the case may be) which shall be equal to the lesser of (i) _____% per annum or (ii) the nonusurious interest rate as in effect from time to time which may be contracted for, charged, reserved or received by Payee (the "Highest Lawful Rate").

                 The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date. The Borrower promises to pay interest on the unpaid principal balance of this Note from the date hereof until the principal balance thereof is paid in full.

                 Payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds, without deduction, set-off or counterclaim to the Payee.

                 All agreements between the Borrower and the Payee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on this Note or otherwise, shall the amount contracted for, charged, reserved or received by the Payee for the use, forbearance, or detention of the money evidenced by this Note or otherwise, exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or otherwise, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law or result in the Payee having or being deemed to have contracted for, charged, reserved or received interest (or amounts deemed to be interest) in excess of the maximum lawful rate or amount of interest allowed by applicable law to be so contracted for, charged, reserved or received by the Payee, then, ipso facto, the obligation to be fulfilled by the Borrower shall be reduced to the limit of such validity, and if, from any such circumstance, the Payee shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be refunded to the Borrower, or to the extent (i) permitted by applicable law and (ii) such excessive interest does not exceed the unpaid principal balance of this Note, applied to the reduction of the principal amount owing on account of this Note and not to the payment of interest. In determining whether or not the interest paid or payable under any specific contingencies exceeds the Highest Lawful Rate, the Borrower and the Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal parts during the period of the full stated term of this Note until payment in full of the principal thereof (including the period of any renewal or extension thereof), all interest at any time contracted for, charged, reserved or received in connection with the indebtedness evidenced by this Note.

                 If Borrower does not pay when due any principal, interest or fees, if any, on or with respect to the Indebtedness (as defined below) evidenced by this Note, then, subject to the terms and conditions of the Loan Agreement, the holder of this Note may, by notice in writing to Borrower (given by United States mail, postage prepaid, at any address for Borrower known to Payee at the time such notice is given) declare the outstanding principal balance of this Note, together with any other sums that Borrower may owe to Payee under or in connection with this Note (collectively, the "Indebtedness") to be, and thereupon the Indebtedness shall forthwith become, due and payable together with accrued interest thereon without further notice of any kind to Borrower.

                 The Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security hereof, in whole or in part, with or without notice, before or after maturity.

                 This Note is unsecured.

                 THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF __________ AND APPLICABLE FEDERAL LAW.

                 THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its officer thereunto duly authorized effective as of the date first above written.


                                        NDE ENVIRONMENTAL CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------